As filed with the Securities and Exchange Commission on August 3, 2000
                                             Registration No. _____________



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          -------------------------

                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933



                               ZURICKIRCH CORP.
                (Name of small business issuer in its charter)



        Nevada                       5961                     87-0631750
(State or jurisdiction of      (Primary Standard          (I.R.S. Employer
incorporation or organization)    Industrial           Identification Number)
                                Classification
                                 Code Number)

                         3945 So. Wasatch Blvd. #282
                                Holladay, Utah
                                    84124
                                (801) 574-8000
                            (Address and telephone
                        number of principal executive
                            offices and principal
                              place of business)

                          -------------------------

                         John Chris Kirch, President,
                           Chief Executive Officer
                               ZURICKIRCH CORP.
                      3945 So. Wasatch Blvd. Suite #282
                                Holladay, Utah
                                    84124
                                (801) 574-8000
                              (Name, address and
                        telephone number of agent for
                                   service)


                                  Copies to:
                             Amy L. Clayton, Esq.
                       6337 So. Highland Dr. Suite 220
                             Salt Lake City, Utah
                                    84121
                                (801) 550-1018
                              Fax (801) 944-1268
                            ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434,check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

======================================================================================
Title of                                  Proposed     Proposed
Each Class of                             Maximum      Maximum           Amount of
Securities to                Amount to be Offering     Aggregate         Registration
be Registered                Registered   Per Share(1) Offering Price(1) Fee
---------------------------- ------------ ------------ ----------------  ------------
Common Stock issued to
  Founders                     4,000,000     $.10
Common Stock Issued under
  Offering Memorandum            895,000     $.10
Common Stock to be issued by
  the Company pursuant to
  this registration            1,000,000     $.10       $  100,000

TOTALS:                        5,895,000     $.10       $  589,500        $26.40


  (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.


   THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),MAY DETERMINE.

    THE INFORMATION IN THIS REGISTRATION STATEMENT IS NOT COMPLETE AND MAY
BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS REGISTRATION STATEMENT IS NOT AN OFFER TO SELL SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

    THIS REGISTRATION STATEMENT COVERS BOTH A PRIMARY OFFERING OF SHARES OF COMMON STOCK BY ZURICKIRCH CORP., A NEVADA CORPORATION, AND THE RE-OFFERING OF THE COMMON STOCK BY CERTAIN SELLING SECURITY HOLDERS. THIS

REGISTRATION STATEMENT IS BEING FILED IN ORDER TO REGISTER, ON BEHALF OF THE SELLING SECURITY HOLDERS, A TOTAL OF 4,895,000 SHARES OF COMMON STOCK.


ZURICKIRCH CORP.

CROSS REFERENCE SHEET FOR PROSPECTUS UNDER FORM SB-2


FORM SB-2 ITEM NO. AND CAPTION                       CAPTION OR LOCATION IN PROSPECTUS
-------------------------------                      --------------------------------

1.   Front of Registration Statement and Outside     Outside Front Cover Page; Cross Reference

     Front Cover of Prospectus                       Sheet; Outside Front Cover Page of
     Prospectus

2.   Inside Front and Outside Back Cover Pages of    Inside front and Outside Back Cover Pages
     Prospectus

3.   Summary Information and Risk Factors            Prospectus Summary; Risk Factors

4.   Use of Proceeds                                 Use of Proceeds

5.   Determination of Offering Price                 Cover Page; Risk Factors; Underwriting

6.   Dilution                                        Dilution

7.   Selling Security Holders                        Selling Shareholders

8.   Plan of Distribution                            Inside Front Cover Page; Underwriting

9.   Legal Proceedings                               Business - Legal Proceedings

10.  Directors, Executive Officers Promoters and     Management
     Control Person

11.  Security Ownership of Certain Beneficial        Principal Shareholders; Management
     Owners and Management

12.  Description of Securities                       Description of Securities

13.  Interest of Named Experts and Counsel           Legal Matters; Experts

14.  Disclosure of Commission Position on            Management - Limitation of Liability;
     Indemnification for Securities Act Liabilities  Underwriting; Management- Indemnification
                                                     of Officers and Directors

15.  Organization within Last Five Years             Business

16.  Description of Business                         Business

17.  Certain Relationships and Related Transactions  Certain Relationships and Related
                                                     Transactions

18.  Market for Common Equity and Related            Risk Factors; Dividend Policy;


     Shareholder Matters                             Securities; Shares Eligible for Future
                                                     Sale

19.  Executive Compensation                          Management - Executive Compensation

20.  Financial Statements                            Financial Statements

21.  Changes in and Disagreements with Accountants   Not Applicable
     on Accounting and Financial Disclosure


                                      4

              SUBJECT TO COMPLETION DATED August 1, 2000



                              PROSPECTUS


                        UP TO 5,895,000 SHARES


                           ZURICKIRCH CORP.

                             COMMON STOCK

         This Prospectus covers the offer of 5,895,000 shares of common stock, par value $0.001 per share ("Common Stock") (the "Shares") of ZuricKirch Corp. (the "Company") in an initial public offering of which 1,000,000 Shares are being offered by the Company and the balance of 4,895,000 Shares by the following holders of the Company's Common Stock (collectively, the "Offering"):


SELLING STOCKHOLDER       SHARES OWNED PRIOR TO    PERCENTAGE OF SHARES OF
                          REGISTRATION             ZURICKIRCH CURRENTLY ISSUED

John Chris Kirch                  3,000,000               61.00%
Jay W. Kirch                        400,000               8.00%
Howard Abrams                       200,000               4.00%
Gerald Curtis                       140,000               3.00%
Matthew Foulger                      60,000               1.50%
David Abrams                         70,000               1.50%
Lance Musicant                       50,000               1.00%
Ed Johnson                           40,000               1.00%
Michael Simmons                      40,000               1.00%
Offering Memorandum
   Security Holders                 895,000              18.00%

TOTAL                             4,895,000             100.00%


         THE SELLING SECURITY HOLDERS MAY, FROM TIME TO TIME, OFFER AND SELL ALL OR A PORTION OF THE SECONDARY SHARES IN NEGOTIATED TRANSACTIONS OR IN TRADING MARKETS FOR THE SECURITIES WHICH MAY DEVELOP. THERE IS CURRENTLY NO TRADING MARKET IN THE SECURITIES AND THE SECURITIES DO NOT TRADE ON THE NATIONAL SECURITIES EXCHANGE OR THE NASDAQ STOCK MARKET. THE SECONDARY SHARES MAY BE SOLD DIRECTLY OR THROUGH BROKERS OR DEALERS IN A DISTRIBUTION BY ONE OR MORE UNDERWRITERS ON A FIRM COMMITMENT OR BEST EFFORTS BASIS. TO THE EXTENT REQUIRED, THE NAMES OF ANY AGENT OR BROKER DEALER AND APPLICABLE COMMISSIONS OR DISCOUNTS AND ANY OTHER REQUIRED INFORMATION WITH RESPECT TO ANY PARTICULAR OFFER WILL BE SET FORTH IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT. SEE "PLAN OF DISTRIBUTION." EACH OF THE SELLING SECURITY HOLDERS RESERVE THE RIGHT TO ACCEPT OR REJECT, IN WHOLE OR IN PART, ANY PROPOSED PURCHASE OF THE SECONDARY SHARES TO BE MADE DIRECTLY OR THROUGH AGENTS.

         THE SELLING SECURITY HOLDERS AND ANY AGENTS OR BROKER DEALER THAT PARTICIPATE WITH THE SELLING STOCK HOLDERS IN THE DISTRIBUTION OF THE SECONDARY SHARES MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND ANY COMMISSIONS RECEIVED BY THEM, AND ANY PROFITS ON THE SALE OF THE SECONDARY SHARES MAY BE DEEMED TO BE UNDERWRITING COMMISSIONS OR DISCOUNTS UNDER THE ACT. THERE WILL BE NO PROCEEDS

RECEIVED BY THE COMPANY FROM THE SALE OF ANY SECONDARY SHARES BY THE SELLING SECURITY HOLDERS AND THE COMPANY HAS AGREED TO BILL THE EXPENSES OF THE REGISTRATION OF THE SECONDARY SHARES, OTHER THAN THE COMMISSIONS AND DISCOUNTS OF AGENTS, BROKER DEALERS AND TRANSFER TAXES, IF ANY.

For information on how to subscribe, call (801) 574-8000 and ask for John Chris Kirch. Sale of our Common Stock will only be made in connection with this Prospectus.

                     Shares             Price to
                     Offered (1)        Public        Proceeds to Company
                     -----------        ------        -------------------

ZuricKirch Corp.      1,000,000          $.10              $100,000

Selling Security
Holders.              4,895,000          $.10                    $0
                      ----------        ------
                      5,895,000          $589,500          $100,000



(1) We are offering these Shares directly on a "best efforts" basis without an underwriter. Sales are intended to be made by the officers or directors of the Company.

         SEE "RISK FACTORS" ON PAGES 9 TO 16 FOR FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission or "SEC", a registration statement on Form SB-2 under the Securities Act of 1933, as amended, ("the Securities Act"), for the shares of our Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits. For further information about the Company and the Common Stock being offered, refer to the registration statement and the exhibits thereto. Statements contained in this Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by that reference. A copy of the registration statement and the exhibits may be inspected without charge at the SEC's offices at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC, Washington, D.C. 20549 upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as this Company that file electronically with the SEC. As a result of this Offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each year containing unaudited interim financial information.

         No dealer, salesman or any other person has been authorized to give any information which is not contained in this Prospectus or to make any representation in connection with this Offering other than those which are contained in the Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company.

         This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities which are offered hereby to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or the facts which are herein set forth since the date hereof.


                          TABLE OF CONTENTS

Prospectus Summary........................................................7

Summary of Financial Information..........................................9
Risk Factors..............................................................10
Forward-Looking Statements................................................16
Use of Proceeds...........................................................17
Dividend Policy...........................................................18
Capitalization and Stock Ownership........................................18
Principal Stockholders....................................................19
Dilution..................................................................21
Management's Discussion and Analysis of Financial Condition and
  Results of Operations...................................................21
Business..................................................................23
Management................................................................27
Certain Transactions......................................................30
Description of Capital Stock .............................................31
Principal and Selling Shareholders........................................33
 Shares Eligible for Future Sale..........................................33
Plan of Distribution......................................................34
Legal Matters.............................................................35
Experts...................................................................35
Additional Information....................................................35
Index to Financial Statements............................................F-1



                          PROSPECTUS SUMMARY

         3,000,000 Shares of Common Stock - John Chris Kirch
            500,000 Shares of Common Stock - Jay W. Kirch
1,395,000 Shares of Common Stock issued pursuant to an Offering Memorandum 1,000,000 Shares of Common Stock to be issued by the Company on a "Best
                            Efforts" Basis

         This summary highlights information contained elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire Prospectus carefully, especially the risks of investing in our Common Stock discussed under "Risk Factors."

         This Prospectus covers the offer of 5,895,000 shares of Common Stock (the "Shares") of the Company in an initial public offering of which 1,000,000 Shares are being offered by the Company and 4,895,000 Shares are being offered by various Selling Security Holders (see definition below). The Selling Security Holders acquired these Shares from the Company in various transactions, all of which are believed to be exempt from registration under the Securities Act of 1933, as amended.

                             THE COMPANY

         ZuricKirch Corp. is a Nevada corporation originally formed on May 9,1997 under the name Weston Caribbean Corp. which became inactive in December 1998. The Company was Reinstated in the State of Nevada on March 1, 2000 and the name was changed to ZuricKirch Acquisitions, Inc. Shortly thereafter the name was changed again on April 17, 2000 to ZuricKirch Corp. ZuricKirch or the "Company" is now engaged for the purpose of operations related to the health and nutrition industry.

         Our executive offices are located at 3945 South Wasatch Blvd. Suite #282, Holladay, Utah 84109. The telephone number is (801) 574-8000 and the facsimile number is (801) 272-1000. The registered and records office of the Company is located at 3960 Howard Hughes Parkway, Fifth Floor, Las Vegas, Nevada 89109. The executive offices are located within the office of our president and, as such, there are no leases in place. Until such time as it becomes necessary to hire staff, the Company does not intend to lease any further space.

                                  THE OFFERING

(a) 4,000,000 shares of Common Stock were issued to John Chris Kirch ("Original Security Holder") upon incorporation of the Company ("Original Shares"). In February 1998 1,000,000 of these share were gifted to eight individuals as named above, leaving Mr. Kirch with 3,000,000 original founder's shares.

(b) 895,000 shares of Common Stock were issued to 44 security holders ("Offering Memorandum ('OM')Security Holders") pursuant to an offering memorandum issued on June 1, 1997 and to a second offering memorandum issued on May 1, 2000 ("OM Shares").

(c) 1,000,000 shares of Common Stock is to be issued by the Company to new security holders ("New Security Holders") on a "best efforts" basis once the shares are registered pursuant to this Prospectus ("New Shares").

      The securities issued to Original Security Holders, and the OM Security Holders were issued pursuant to SEC Regulation D, Rule 504 by ZuricKirch. The OM Security Holders and Original Security Holders are collectively referred to herein as the "Selling Security holders." The Original Shares and OM Shares are collectively referred to herein as the "Secondary Shares." (See "Plan of Distribution" and "Selling Security Holders.")

      There will be no proceeds received by the Company from the sale of any Secondary Shares of the Selling Security Holders and the Company has agreed to bill the expenses of the registration of the Secondary Shares to the Selling Security Holders, other than the commissions and discounts of agents, broker dealers and transfer taxes, if any. Of the proceeds received by the Company from the sale of the New Shares, the Company intends to allocate the proceeds as follows:

      1) $45,000 to fund product manufacturing and supplies,
      2) approximately $20,000 for working capital and other office equipment purposes,
      3) approximately $25,000 for multi-media marketing expenditures related to product distribution, including web based advertisement, cross data promotion and linking with retail distribution companies,
      4) approximately $10,000 to pay all the costs associated with this Prospectus and legal and accounting fees.

      AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. (SEE RISK FACTORS AT PAGE 9 OF THIS PROSPECTUS).

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONS HAVE APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                   SUMMARY OF FINANCIAL INFORMATION

         Since the Company was formed on May 9, 1997 and operations were commenced through the Reinstated Company only after March 1, 2000, the following data has been derived from the financial statements of ZuricKirch Corp. and should be read in conjunction with those statements, which are included in this Prospectus. All dollar amounts referred to in this Prospectus are, unless otherwise stated, expressed in United States dollars.


                                    Outstanding as   Outstanding if all shares
                                    Of May 31, 2000  offered for sale are
                                                     purchased by the New
                                                     Security Holders

Capital          Authorized          (audited)           (unaudited)

Long Term Debt     N/A                 NIL                   NIL

Common Stock    50,000,000 shares    $   16,039           $ 116,039
                par value of $0.001  (4,895,000 shares)  (5,895,000 shares)


                             RISK FACTORS

      INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND COULD RESULT IN A LOSS OF YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR A DISCUSSION OF VARIOUS RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON STOCK.


                  SUMMARY CONSOLIDATED FINANCIAL OPERATING DATA

     The summary information set forth below is derived from and should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.

Selected Statement of Operations Data:

                                                PERIOD FROM MAY 9, 1997 TO
                                                     MAY 31, 2000
                                                           $
                                                 -------------------------
REVENUE                                              $       -

EXPENSES                                             $   119,051
                                                     -------------
NET LOSS AND ENDING DEFICIT FOR THE PERIOD           $  (119,051)
                                                     =============

                     CONSOLIDATED BALANCE SHEETS
                             May 31, 2000


                                                           MAY 31, 2000
                                                                 $
                                                           ------------

CURRENT ASSETS
 Cash                                                      $    16,039
                                                           ------------
  Total Current Assets                                     $    16,039
                                                           ============
LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable                                               1,800
                                                           ------------
   Total Current Liabilities                                     1,800
                                                           ============
STOCKHOLDERS' EQUITY
 Preferred Stock
  10,000,000 authorized  at $0.001 par value;
  none outstanding                                                   -
 Common Stock
  50,000,000 authorized at $0.001 par value
  4,795,000 issued and outstanding on May 31, 2000               4,795
 Capital in excess of par value                                128,495
 Deficit accumulated during the development stage             (119,051)
                                                           ------------
   Total Stockholder's Equity                                   14,239
                                                           ------------
                                                           $    16,039
                                                           ============

See accompanying notes



                             RISK FACTORS

         An investment in our Common Stock involves a high degree of risk. You should consider carefully the following information about these risks before buying shares of Common Stock. The risks described below are not the only ones facing our Company. Additional risks may impair our business operations. If any of the following risks occur, our business, results of operations or financial condition could be adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. You should also refer to the other information contained in this Prospectus, including our financial statements and the notes to those statements.

               RISKS RELATED TO THE COMPANY'S BUSINESS

NO OPERATING HISTORY

         ZuricKirch Corp. does not have an operating history that could provide a basis on which to evaluate our future performance. ZuricKirch Corp. has not yet begun operations. As a result, you will not be able to predict our future financial condition based upon our past performance.

YOU MAY NOT HAVE A SIGNIFICANT IMPACT UPON CONTROLLING THE COMPANY'S AFFAIRS.

         Mr. John Chris Kirch, our President and Chief Executive Officer, is also a director of the Company, and owns directly and indirectly 61% of our issued and outstanding Common Stock. Therefore, investors of common stock under the prospectus are not likely to have significant impact upon controlling the Company's affairs.


DEPENDENCE UPON NET PROCEEDS OF THIS OFFERING.

         The Company has very limited resources and is dependent upon the net proceeds of this Offering to implement its plan of operation. Although the Company anticipates that the maximum net proceeds of this Offering will enable it to fund its operation, there can be no assurance thereof. The proceeds from this Offering may not be sufficient to finance the Company's business plans. Included in such proceeds from this Offering will be $489,500.00 from the sale of Shares by the Selling Security Holders, which will not benefit the Company. See "Use Of Proceeds." If the Company's plans change, its assumptions prove to be inaccurate, or if the capital resources available to the Company otherwise prove to be insufficient to implement its plan of operation (as a result of unanticipated expenses, problems, or otherwise), the Company could be required to seek additional financing or may be required to limit its business activities. There can be no assurance that the Company will be able to obtain any additional financing or that if any financing is available to the Company, it will be on terms and conditions favorable to the Company.

DEPENDENCE ON KEY PERSONNEL.

         Although the Company has experienced officers and directors it will be substantially dependent upon the services of a few key personnel that it intends on employing. The ability to hire such employees is not assured, and the loss of the services of any of these individuals so hired could have a materially adverse effect on the business of the Company.

COMPETITION FOR EMPLOYEES.

         The success of the health nutritional operations of the Company depends on the availability of highly skilled employees with technical, management, marketing, sales, product development and other specialized training for which competition is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. There can also be no assurance that employees will not leave the Company or compete against the Company. The Company's failure to attract additional qualified employees or to retain the services of key personnel could materially adversely affect the Company's business, operating results and financial condition. See "Management."

POTENTIAL ADVERSE IMPACT OF ADDITIONAL STOCK.

         The board of directors could, without shareholder approval, issue Common Stock, Preferred stock, options, warrants or other securities, including both debt and equity securities, with voting and other rights that could adversely affect the voting rights of the holders of the Common Stock and could have certain anti-takeover effects.

COMPETITION.

         The nutritional supplement industry is intensely competitive. Several of these competitors are significantly larger and have substantially greater financial, technical, personnel, marketing and other resources than the Company and may have more established reputations for success in their marketing abilities. The Company expects competition to persist, intensify and increase in the future. Almost all of the Company's current and potential competitors have longer operating histories, greater name recognition and significantly greater financial, technical and marketing resources than the Company. Such competition could materially adversely affect the Company's business, operating results or financial condition.

PROPRIETARY PROTECTION.

         While the Company currently has no proprietary properties, we hope to have such in the future. The future success of the Company could depend, in part, on producing proprietary products and in its ability to maintain trade secret protection and operate without infringing the proprietary rights of third parties. The Company will enter into confidentiality agreements with their key employees and consultants, and generally will control access to and distribution of their important and future proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use such proprietary information without authorization. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries and may be unenforceable under the laws of certain jurisdictions. There can be no assurance that the steps taken by the Company will prevent misappropriation of its technology. In addition, litigation may be necessary in the future to protect the Company's trade secrets. Such litigation could result in substantial costs and diversion of resources and could have a materially adverse effect on the Company's business, operating results or financial condition.

FUTURE EARNINGS/DIVIDENDS.

         The Company has no operating history and has no history of earnings. There is no assurance that the Company will achieve profitability in the future or that the Company will be able to generate sufficient cash from operations, or be able to raise sufficient financing in order to fund its operations. Operating results of the Company could be adversely affected by general economic and other conditions affecting the timing of customer demand and manufacturing. The Company has never paid dividends, nor does it intend to pay any dividends for the foreseeable future.

FINANCING REQUIREMENTS.

         The Company will require additional financing. The ability of the Company to arrange such financing in the future will depend in part upon the prevailing capital market conditions, as well as the business performance of the Company. There can be no assurance that the Company will be successful in its efforts to arrange additional financing on terms satisfactory to the Company. If additional financing is raised by the issuance of shares from treasury of the Company, control of the Company may change and shareholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, the Company may not be able to take advantage of opportunities to develop new products or to otherwise respond to competitive pressures and remain in business.

GROWTH RELATED RISKS.

         The Company may be subject to growth-related risks, including capacity constraints and pressure on their internal systems and controls. The Company's ability to manage its growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train, and manage its employee base. The inability of the

Company to deal with this growth could have a material adverse impact on its business, operations and prospects.

THE COMPANY MAY ENGAGE IN TRANSACTIONS IN FOREIGN CURRENCY WHICH ARE SUBJECT TO EXCHANGE RATE FLUCTUATIONS.

         The Company plans in the future to conduct some transactions in foreign currency, primarily the Canadian dollar. Fluctuations in the exchange rates between the United States dollar and Foreign currency could have an adverse effect upon our operating results in the future. The Company may seek to limit its exposure to the risk of currency fluctuations by engaging in foreign currency transactions which could expose the Company to substantial risk of loss. The Company's management has limited experience in managing international transactions and has not yet formulated a strategy to protect ZuricKirch against currency fluctuations. There can be no assurance that fluctuations in foreign currency exchange rates will not have a significant adverse impact upon the future operating results.

THE SOURCE OF THE FACTUAL DATA IN THIS REGISTRATION STATEMENT WAS PROVIDED BY MR. JOHN CHRIS KIRCH, PRESIDENT, AND CHAIRMAN OF THE BOARD OF DIRECTORS OF THE COMPANY.

         The information that is set forth in this registration statement was obtained, in large part, from Mr. John Chris Kirch, our President, Chief Executive Officer and a Director. 3,000,000 shares of our Common Stock owned directly by Mr. John Chris Kirch will be registered as a result of this registration, and he will benefit substantially from this registration of our securities. This information necessarily incorporates significant assumptions as well as factual matters and Mr. John Chris Kirch believes it to be accurate, but that may not prove to be the case.

CONFLICTS OF INTEREST MAY EXIST WITH CERTAIN OFFICERS AND DIRECTORS OF THE
COMPANY

         There are several potential conflicts of interest associated with our officers and directors. These conflicts include, but are not limited to, engaging in other businesses similar or dissimilar to ours, allocating their time and services between the Company and the other entities with which they are involved.

              RISKS RELATED TO THE NUTRITIONAL INDUSTRY

MARKET UNCERTAINTY.

         Market demand for the products and services of the Company is substantially dependent upon keeping up with the constant evolution of better performing products in the industry or lower prices from competitors. The Company's future success will require the development and acceptance of new and improved products, of which there can be no assurance that the Company will be a successful competitor. The Nutritional industry may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complementary services, such as high tech systems and security procedures for financial transactions. The viability of the Company or its viability for commerce may prove uncertain due to delays in development and manufacturing, new standards and protocols to handle increased levels of demand or due to increased government regulation or taxation. If the nutritional industry does not continue to grow, the Company's results may be negatively affected.

RAPID TECHNOLOGICAL CHANGE.

         The health and nutritional industry generally is susceptible to significant technological advances and the introduction of new products and services utilizing new technologies. The health and nutritional industries are characterized by rapid technological change, changes in use and customer requirements and preferences, frequent new product and service introductions, embodying new technologies and the emergence of new industry standards and practices that could render the Company's technology and systems obsolete. The Company's success will depend, in part, on its ability to license leading technologies useful in its business to enhance its existing services, develop new services and technology that address the increasingly sophisticated and varied needs of its existing and prospective customers and respond to technological advances in emerging industry standards and practices on a cost effective and timely basis. The development of Nutritional and other proprietary technologies entails significant technical, financial and business risks. There can be no assurance that the Company will successfully implement new technologies or adapt its operations, future proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If the Company is unable, for technical, legal, financial or other reasons, to adapt in a timely manner and respond to changing market conditions or customer requirements, the Company's business could be materially adversely affected.

GOVERNMENT AND OTHER REGULATION.

         The health and nutritional industry is progressively changing, and federal regulation relating to the industry is evolving. Currently, there are many laws and regulations directly applicable to the industry regarding both product safety and marketing. Due to the increasing popularity of herbal dietary supplements, it is possible that laws and regulations may be enacted with respect to nutritionals and dietary supplements, covering issues such as user safety, pricing, taxation, labeling, content and quality of products and services. New laws or regulations could reduce the rate of growth of the industry, which could potentially have a material adverse effect of the Company's business.

            RISKS CONCERNING THE SECURITIES OF THE COMPANY

RISKS OF LOW-PRICED OR PENNY STOCKS.

         The Common Stock of the Company is neither traded nor listed on Nasdaq. As such it is subject to Rule 15g-9 under the 1934 Act. This Rule adversely affects the ability of purchasers in this Offering to sell the securities acquired hereby in the secondary market. Rule 15g-9 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission defines a penny stock to be any equity security that has a market price of less than $5.00 per share (exclusive of commissions), subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years,
(ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

         In addition, trading in the Common Stock would be covered by Rules 15g-1 through 15g-6 under the 1934 Act for non-Nasdaq and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from these rules if the market price is at least $5.00 per share.

         The Company's securities are, as of the date of this Prospectus, not trading on any exchange they are likely to be characterized in the future as a
penny stock, and therefore   the market liquidity for the Company's securities
could be severely limited. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

                    RISKS RELATED TO THIS OFFERING

POSSIBLE VOLATILITY OF SHARE PRICE.

         Announcements of quarterly variations in operating results, new product development, technological innovations or new acquisitions, investments or other developments, or events involving the Company or competitors of the Company, as well as market conditions in the nutritional supplement industry, may have a significant impact on the market price of the Common Shares. The stock market has from time to time experienced extreme price and volume fluctuations, which have often been unrelated to the operating performance of particular companies.

YOU WILL EXPERIENCE IMMEDIATE DILUTION WITH RESPECT TO YOUR SHARES. WE MAY NEED ADDITIONAL CAPITAL AND RAISING ADDITIONAL CAPITAL MAY DILUTE EXISTING STOCKHOLDER'S SHARES.

         Assuming the sale of all of the Shares of Common Stock being offered in this Prospectus by the Company, of which there is no assurance, you will incur immediate and substantial dilution of $0.08 per share in the net tangible book value of your shares as a result of this Offering. See "Dilution."

OUR STOCK HAS NOT BEEN PUBLICLY TRADED BEFORE THIS OFFERING AND OUR STOCK PRICE MAY BE VOLATILE.

         Our Common Stock has not been publicly traded, and an active trading market may not develop or be sustained after this Offering. We have arbitrarily determined the initial public offering price. The price at which our Common Stock will trade after this Offering is likely to be highly volatile and may fluctuate substantially due to factors such as:

      *  actual or anticipated fluctuations in our results of operations;

      * changes in or failure by us to meet securities analysts' expectations;

      *  announcements of technological innovations;

      *  introduction of new services by us or our competitors;

      *  developments with respect to intellectual property rights;

      *  conditions and trends in the health and nutrition industries;

      *  impact of additional acquisitions;

      *  the terms of any new financings which may be dilutive; and

      *  general market conditions.

         In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stocks of companies. These broad market fluctuations may result in a material decline in the market price of our Common Stock. In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation is often expensive and diverts management's attention and resources which is needed to successfully run our business.

NO FIRM COMMITMENT TO PURCHASE SHARES.

         There is no commitment to purchase all or any part of the Shares being offered. The Shares are offered on a "best efforts" basis.

OUR ARTICLES OF INCORPORATION AND BYLAWS AND NEVADA LAW CONTAIN PROVISIONS WHICH COULD DELAY OR PREVENT A CHANGE IN CONTROL AND COULD ALSO LIMIT THE MARKET PRICE OF YOUR STOCK.

         Our Articles of Incorporation and Bylaws contain provisions that could delay or prevent a change in control. These provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock. Some of these provisions are:

* authorize the issuance of preferred stock which can be created and issued by the board of directors without prior stockholder approval, commonly referred to as "blank check" preferred stock, with rights senior to those of Common Stock; and

* establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

* In addition, certain provisions of Nevada law make it more difficult for a third party to acquire us. Some of these provisions are:

* establish a supermajority stockholder voting requirement to approve an acquisition by a third party of a controlling interest; and

* impose time restrictions or require additional approvals for an acquisition of us by an interested stockholder.

         These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock. See "Description of Capital Stock" for additional discussion of these provisions.

OUR STOCKHOLDERS MAY HAVE DIFFICULTY IN RECOVERING MONETARY DAMAGES FROM DIRECTORS.

         Our Articles of Incorporation contain a provision which may eliminate personal liability of our directors for monetary damages to be paid by us for some breaches of fiduciary duties. As a result of this provision, our stockholders may be unable to recover monetary damages against our directors for their actions that constitute breaches of fiduciary duties, negligence or gross negligence in their capacity as directors. This provision in our Articles of Incorporation may also reduce the likelihood of derivative litigation against our directors and may discourage lawsuits against our directors for breach of their duty of care even though some stockholder claims might have been successful and benefited stockholders.

OUR RIGHT TO ISSUE PREFERRED STOCK MAY FACILITATE MANAGEMENT ENTRENCHMENT

         Our Board of Directors is authorized to issue up to 50,000,000 shares of Common Stock and to determine the rights, price, preferences, privileges, and restrictions, including voting rights, of these shares without the approval of our stockholders. Any issuance of preferred shares could be used by our current management to delay, defer or prevent a change in management, which may not be in the best interests of the holders of our Common Stock. (See "Description of Capital Stock").

FORWARD-LOOKING STATEMENTS

         Certain statements in this Prospectus discuss future expectations and plans which are considered forward-looking statements as defined by section 27(a) of the Securities Act of 1933, section 21(e) of the Securities Exchange Act of 1934, and as the term has been defined in the Private Securities Litigation Reform Act of 1995. Sentences which incorporate words such as "believes," "intends," "expects," "predicts," "may," "will," "should," "contemplates," "anticipates," or similar statements are based on our beliefs and expectations using the most current information available to us. However, these statements involve risks and uncertainties and are subject to change at any time which can cause actual results to differ materially from the results discussed in such statements. These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. FOR INFORMATION REGARDING CERTAIN RISKS RELATING TO THE COMPANY, SEE THE SECTION MARKED "RISK FACTORS".

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   DETERMINATION OF OFFERING PRICE

         The price at which the securities are being offered for sale hereunder has been arbitrarily determined by management. Prior to this registration of our Common Stock, there has been no public market for any of our securities and there can be no assurance that a market will develop. The price of our Common Stock, when sold by our stockholders will be determined by broker-dealers and market makers in negotiated transactions, or trades in the open market where we intend to list our Common Stock. The following are some of the factors which may be considered by broker-dealers, market makers and investors in order to determine the price for our securities in the public market:

         (a) estimates of our business potential;

         (b) prevailing market conditions in the United States economy and the market in which we intend to compete; and

         (c) an evaluation of other companies comparable to us and their ability to effectively compete with our product.

                           USE OF PROCEEDS

         ZURICHKIRCH will not be receiving any of the proceeds associated with the sale of Shares by the Selling Security Holders but will receive the funds from the sale of Shares to the New Security Holders.

         We estimate that the maximum net proceeds to us from the sale of the 1,000,000 Shares of Common Stock offered by this Prospectus, will be approximately $100,000. This estimate is based on an assumed initial public offering price of $0.10 per share. Assuming that all 1,000,000 Shares being offered by the Company are sold in this Offering, we intend to use the proceeds from this Offering as follows:

1)  $45,000 to fund product manufacturing and supplies,
2) approximately $20,000 for working capital and other office equipment purposes,
3) approximately $25,000 for multi-media marketing expenditures related to product distribution, including web based advertisement, cross data promotion and linking with retail distribution companies, and
4) approximately $10,000 to pay all the costs associated with this Prospectus and legal and accounting fees.




                       TABLE OF USE OF PROCEEDS

      1) product manufacturing and supplies,               $ 45,000   45%
      2) working capital and other office equipment        $ 20,000   20%
      3) multi-media marketing expenditures                $ 25,000   25%
      4) costs associated with Legal and accounting fees.  $ 10,000   10%
                                                           ========= ====
                                                    total: $100,000  100%


     ZURICHKIRCH intends on issuing a sufficient number of shares so as to raise sufficient funds to be able to fund such projects, or acquire such products and services, as may be identified as meeting the strategic objectives of the Company. For the time being, this will involve raising the funds required in order to manufacture products and pay the costs associated with this offering. Thereafter, it will be necessary to raise additional capital to properly market the Company's products before the Company becomes self-sustaining.

In due course, we will attempt to list the Company's common shares on the NASD OTC Bulletin Board. ZURICHKIRCH believes that there is greater access to capital if the Company's shares are trading publicly; but there can be no assurance this will happen.

                            DIVIDEND POLICY

         No dividends have been paid on any shares of ZURICHKIRCH. The future payment of dividends will be dependent upon the financial requirements of the Company to fund further growth, the financial condition of the Company and other factors that the Board of Directors of ZURICHKIRCH may consider. It is not contemplated that the Company will declare any dividends in the immediate or foreseeable future.

                  CAPITALIZATION AND STOCK OWNERSHIP

        As of the date of this Prospectus, ZURICHKIRCH is authorized to issue 50,000,000 shares of Common Stock. There are 4,895,000 shares of Common Stock issued and outstanding. The following table sets out the capitalization of ZURICKIRCH as of May 31, 2000 (as per audited financial statements). This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto appearing elsewhere in this document.



                                Outstanding as of    Outstanding if all shares
                                May 31, 2000         offered for sale are
                                                     purchased by the New
                                                     Security Holders

Capital            Authorized    (audited)           (unaudited)

Long Term Debt     N/A             NIL                 NIL

Common Stock       50,000,000     $16,039             $116,039
                   shares par     (4,895,000 shares)  (5,895,000 shares)
                   value of
                   $0.001

Notes:

All of the Common Stock Shares issued and outstanding are fully paid and non-assessable.



                        PRINCIPAL STOCKHOLDERS

         The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of August 1, 2000, and as adjusted to reflect the sale of the shares of Common Stock offered under this Prospectus by: (1) each person who we know owns beneficially more than 5% of our Common Stock, (2) each of our directors individually, (3) each of our executive officers individually and (4) all of our executive officers and directors as a group.

         Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. See "Beneficial Ownership of Common Stock."

BENEFICIAL OWNERSHIP OF COMMON STOCK OF ZURICKIRCH CORP.

         The following shares of Common Stock of ZURICKIRCH have been issued and remain outstanding:



                                                          AGGREGATE
                                                          ISSUE
                                                          PROCEEDS/
                               NUMBER         ISSUE PRICE EFFECTIVE    CONSIDERATION
                   DATE        OF SHARES      PER SHARE   PROCEEDS     RECEIVED

John Chris Kirch   May/97(1)   3,000,000(1)   $.001       $4,000       Cash/services
Jay W. Kirch       Feb/98(1)     400,000(1)   $0          $0           JC Kirch Gifted
Howard Abrams                    200,000(1)   $0          $0           JC Kirch Gifted
Gerald Curtis                    140,000(1)   $0          $0           JC Kirch Gifted
Matthew Foulger                   60,000(1)   $0          $0           JC Kirch Gifted
David Abrams                      70,000(1)   $0          $0           JC Kirch Gifted
Lance Musicant                    50,000(1)   $0          $0           JC Kirch Gifted
Ed Johnson                        40,000(1)   $0          $0           JC Kirch Gifted
Michael Simmons                   40,000(1)   $0          $0           JC Kirch Gifted
OM Security Holders              895,000(2)   $0.18/ave.  $124,005     Cash

TOTAL                          4,895,000


Notes:

(1) These shares were issued pursuant to the provisions of Regulation D on May 9, 1997. The shares are restricted and are not freely transferable until registration of the shares with the SEC.

(2) These shares were issued pursuant to the provisions of Regulation D on June 30, 1997, and June 15, 2000 pursuant to registration and Prospectus exemptions under an offering memorandum. At present the common shares issued to the OM (Offering Memorandum)Security Holders are restricted and are not freely transferable until the earlier of either one year following purchase of the securities or registration of the securities with the SEC.

The following individuals comprise the OM (Offering Memorandum) Security
Holders:

NAME                      ADDRESS                   NUMBER OF SHARES PURCHASED

    Jay W. Kirch           Salt Lake City, UT 84121          100,000 shares

    Howard Abrams          Salt Lake City, UT 84109           50,000 shares

    Matthew Foulger        Salt Lake City, UT 84103           10,000 shares

    Stephanie Harnicher    Salt Lake City, UT 84108          260,000 shares

    Elaine Baer            Salt Lake City, UT 84108           20,000 shares

    David Abrams           Highland, Utah 84043               20,000 shares

    Richard Y. Merrell     Salt Lake City, UT  84108           4,000 shares

    John Shay              Sylmar, CA  91342                   2,000 shares

    Andy MacDonald         Mesa, AZ  85213                     2,000 shares

    Eric Linford           Farmington, UT  84025               2,000 shares

    Marlin Phil            Safford, AZ  85546                  1,000 shares

    Charles L. Brown       Mesa, AZ  85206                     1,000 shares

    Phyllis P. MacDonald   Provo, UT  84604                    1,000 shares

    Daniel Thomas Duffy    Mesa, AZ  85202                     1,000 shares

    David Harnicher        Staten Island, NY 10312             1,000 shares

    Elizabeth Cardiello    Staten Island, NY 103129            1,000 shares

    Peter Cardiello        Staten Island, NY 10312             1,000 shares

    John Harnicher         Staten Island, NY 10312             1,000 shares

    Louise Harnicher       Staten Island, NY 10312             1,000 shares

    Lois Statter           Denver, CO  80224                   1,000 shares

    Debbie Leyer           West Jordan, UT  84084              5,000 shares

    Brian Curtis           Salt Lake, UT  84005               50,000 shares

    Seplin Beatong         Salt Lake, UT  84103                5,000 shares

    Arnetie  Sewell        Salt Lake, UT  84103                5,000 shares

    Kevin Kirch            West Jordan, UT  84084             50,000 shares

    Mike Moss              Taylorsville, UT  84123            10,000 shares

    Christina Kirch        Salt Lake, UT  84121               10,000 shares

    Marvin Taylor          Bountiful, UT  84010               50,000 shares

    Neil Powell            Syracuse, UT                       50,000 shares

    Dan Mylecraine         Salt Lake, UT  84104                5,000 shares

    Brenda Fetrow          Salt Lake, UT  84104                5,000 shares

    Casey Anderson         Salt Lake, UT  84117               10,000 shares

    Ken Barlow             West Valley City, UT  84119         5,000 shares

    Andrea Barlow          West Valley City, UT  84119         5,000 shares

    Jeff Pixton            Salt Lake City, UT  84105          10,000 shares

    Katherine Anne Mostert Salt Lake City, UT  84108          10,000 shares

    Raymond Chavez         Salt Lake City, UT  84121          10,000 shares

    Tammy Chavez           Salt Lake city, UT  84121          10,000 shares

    Ethel Ashworth         Salt Lake City, UT  84121          10,000 shares

    Gerald Curtis          Salt Lake City, UT  84121         100,000 shares



RELATIONSHIP OF SELLING SECURITY HOLDERS TO THE COMPANY

         John Chris Kirch is the President and a Director of the Company. His interests in the Company are set forth in the preceding sections entitled "Beneficial Ownership of Common Stock." Jay W. Kirch is the Secretary and a Director of the Company. His interests in the Company are also set forth in the preceding sections entitled "Beneficial Ownership of Common Stock." John Chris Kirch and Jay W. Kirch are brothers.

                               DILUTION

         Since the shares being offered by the Company are being offered on a "best efforts" basis with no minimum offering, there is no assurance that any shares being offered by the Company will be purchased by any person. The first New Security Holders purchasing such shares from the Company will suffer a dilution of almost all of the value of their shares (i.e., 99.9% of the value of their shares) and even if all of the shares being offered for sale by the Company pursuant to this Prospectus are issued, the New Security Holders will suffer an immediate dilution of $0.08 or 80% of the value of their shares.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the financial statements and the notes to those statements that appear elsewhere in this Prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ from those discussed in the forward-looking statements. Factors that could cause or contribute to any differences include, but are not limited to, those discussed below and elsewhere in this Prospectus, particularly in "Risk Factors."

                         OVERVIEW AND PLAN OF OPERATION

         The Company was formed on May 9, 1997, is in the early stage of development and has not as yet commenced operations, other than minimal product research and development. The Company is engaged in the health and nutrition business. The Company expects to create a demand for its products through achieving satisfactory customer results and follow-up referrals, along with multi-media advertising as funding will allow.

         The Company currently does not have any meaningful revenues, and will not generate any meaningful revenues until after the Company implements its strategic plan and attracts and retains a significant number of customers. The Company does not anticipate generating any revenue of significance until several months following the consummation of this Offering, if at all. For the period from May 9, 1997 to May 31, 2000 the Company incurred a cumulative net loss of approximately $119,051. The Company anticipates that it will continue to incur significant losses until, at the earliest, the Company generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with establishing, attracting and retaining a significant business base. There can be no assurance that the Company will be able to attract and retain a sufficient number of health and nutrition customers to generate meaningful revenues or achieve profitable operations.

         Depending upon the level of its business activity, the Company anticipates that it will use a portion of the proceeds of this Offering to hire employees over the next twelve months to market the Company's products and services to potential customers and develop the infrastructure of the Company.

LIQUIDITY AND CAPITAL RESOURCES

                  The Company's primary capital requirements have been to fund its initial investment in product development. Additional capital will be needed to complete the funding necessary to pay for manufacturing, as well as to fund its working capital requirements, including legal and professional expenses. To date, the Company has financed its capital requirements through the issuance of equity securities in private placements.

         As of May 31, 2000, the Company had working capital of $16,039.00. Prior to May 31, 2000 the Company issued 895,000 shares of Common Stock to various investors. The capital requirements relating to implementation of the Company's business plan will be significant. During the twelve months following the consummation of this Offering, the Company intends to commence the funding of a multi-media marketing campaign to meet its future working capital needs. Other than as described above, as of the date of this Prospectus, the Company has no material commitments for capital expenditures.

         The Company is dependent on the proceeds of this Offering or other financing in order to fully implement its proposed plan of operation. Based on currently proposed plans and assumptions relating to the implementation of its business plans in the event the Company sells all of its shares offered in this Offering, it will retain approximately $100,000.00, less costs associated with this offering, which will be sufficient to satisfy its contemplated working capital requirements for approximately one year following the consummation of this Offering. In the event that the Company's plans change, its assumptions change or prove to be inaccurate or if the proceeds of this Offering prove to be insufficient to implement its business plans, the Company would be required to seek additional financing sooner than currently anticipated. There can be no assurance that the proceeds in this Offering will be sufficient to permit the Company to implement its proposed business plan or that any assumptions relating to the implementation of such plan will prove to be accurate. To the extent that the proceeds of this Offering are not sufficient to enable the Company to generate meaningful revenues or achieve profitable operations, the inability to obtain additional financing will have a materially adverse effect on the Company. There can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all.

RECENT DEVELOPMENTS

         Subsequent to May 31, 2000 no developments have occurred which have had a significant impact on the operations and results of the Company.

INFLATION

         The Company has not been materially affected by inflation in the United States. While the Company does not anticipate inflation affecting the Company's operations, increases in costs associated with labor and supplies could impact the Company's ability to compete.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the FASB issued Statement No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that all derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. This Statement is not applicable to the Company At the present time. The Company does not engage in derivative activities.

                               BUSINESS

GENERAL

      ZURICKIRCH CORP. (the "Company") is a Nevada Corporation organized for the purpose of specializing in natural medicines and nutritional supplements. The Company is conducting this offering to provide it with funding to further develop and market its products. The Company's products were created as a result of the belief by management that a substantial "niche" market exists in the nutritional supplement industry, for unique and effective products. Management believes its natural medicines and nutritional supplements offer a better alternative to traditional nutritional supplements currently being produced by providing specialized combinations of nutrients. The Company has completed the development of its initial product line, and has established relationships with suppliers of the various nutrients comprising the ZURICKIRCH Health products. The Company has established a relationship with a Utah nutritional manufacturer, which will provide the Company with packaging, warehousing and distribution services.

      Over the next several months, the Company will seek to establish a distributor network with marketing firms involved in the nutritional supplement industry throughout the country. The Company has also undertaken efforts to market its products through the internet, various retail markets, including health food stores, and direct sales through a toll-free number. To date, the Company has not generated any significant revenue. There can be no assurance the Company will be successful in any of these efforts. The Company is a newly organized corporation, and has no history of operations.

PLAN OF OPERATIONS

     The Company has established the development of its initial product line, and plans to devote its efforts in the next twelve months, to establishing a sales network, marketing and promoting its products for the purpose of establishing the Company's products in the marketplace, and maintaining, to the extent the Company's funds allow, the production of its products to meet anticipated demand. As soon as reasonably practicable following this offering, the Company plans to enter into distributor arrangements with carefully selected brokers in the industry, in different regions of the country. At the same time, the Company will continue with efforts to directly market its products to other retail markets. To the extent the Company's funds allow, the Company will develop and market additional nutritional products, to meet different special health needs and niche markets.

The Company has limited history of operations.

     If the maximum offering is completed, the Company believes it will have sufficient funding to satisfy the Company's cash requirements for the next twelve (12) months. However, even the offering is sold, the Company may need to seek additional debt or equity capital to meet its cash requirements, unless net revenue from sales of products generates sufficient capital. There can be absolutely no assurance that revenue from operations will provide the Company with funds sufficient to meet the Company's cash requirements.

INDUSTRY AND MARKET OVERVIEW

     The Company believes that more and more consumers appear to want safer, natural alternatives to the traditional prescription medications and their many unwanted side-effects. The Company and its management also believes that because of the consumers' desire for safer, naturally effective alternatives, it may be able to compete in this industry by offering unique, safe and effective natural medicines and nutritional supplements within the framework of specific health modalities and complete nutritional programs.

     Although the Company has not conducted any formal market studies or analyses of the nutritional supplement and the over-the-counter medicine industry in undertaking its business, management believes a few trends are apparent.

     First, the type and range of nutritional supplements have expanded considerably over the past several years as new research and new technologies have created new methods of preparing natural medicines and nutritional supplements. Consequently, management believes that alternatives to traditional prescription medications and one-a-day type of vitamins have, in large part, driven the industry's growth in recent years.

     Secondly, the nutritional supplement industry, in general, has enjoyed over twenty consecutive years of growth, notwithstanding a number of business cycles during such period, and it appears that it will continue to grow. The nutritional supplement industry does not appear to be impacted as significantly by general economic conditions as many other industries, due to their relatively modest cost and safety factors, the opportunity in the industry to diversify in range and non-seasonality, and other factors.

     Thirdly, natural medicines and nutritional supplements have both pre-planned and impulse purchases, thereby creating numerous unique marketing opportunities. Due to the factors described above, management believes that the industry offers potential for both the large-scale producers, and the smaller, niche market producers like the Company. The Company believes it has an opportunity to address both seasonal and the traditional year around markets, with an emphasis on the uniqueness of its products.

PRODUCTS

     The Company has initially created natural herbal formulas and nutritional supplements in the following categories:

1. Weight-loss and fat management.

2. Cardiovascular conditions.
3. Antioxidant protection.
4. Memory enhancement and senility prevention.
5. Prostate protection and BHP reversal.
6. Impotency reversal and sexual enhancement.
7. Detoxification procedures.
8. Daily nutritional requirements.

     Additional products and programs, covering a variety of health needs, are planned for future development, and will be introduced into the market as the Company's financial situation and operating and marketing results dictate.

MARKETING

    The company plans to market its unique line of natural herbal formulas and nutritional supplements through the following distribution methods as finances will allow:

     A. Marketing through TV and radio advertising, especially on "leader" products that have a wide appeal to virtually all age, income and occupational groups.

     B. Direct Response Marketing, including advertising through newspapers, magazines, mail orders, etc.

     C. Standard wholesale distribution channels, including a number of established retail outlets throughout the United States. These primary targets include:

           * Major grocery store and drug store chains.
           * Independent grocery and drug stores.
           * Major health food and nutritional store chains.
           * Independent health food and nutritional stores.

         Secondary retail outlet targets include:

           * Health/fitness centers, spas, diet centers, aerobic studios, karate studios and other centers interested in physical well-being.
           * Beauty salons, beauty schools, make-up studios and other retail outlets interested in outward appearances, but which also know the beauty-enhancing value of good nutrition.

FUTURE MARKETING PLANS

     The Company is exploring a number of additional marketing strategies, which we will attempt to implement in the future as finances will allow. Natural herbals and nutritional supplements are popular throughout the world, and international markets offer considerable potential opportunity for future sales. There is no assurance whatever that the Company will be successful in entering into any of the markets described above. Due to the Company's extremely limited resources, the Company will not be able to pursue many of these markets simultaneously without substantial additional capital.

COMPETITION

     The business in which the Company will compete is intensely competitive. The Company will be competing with large companies in the industry, which have established reputations, name recognition and market share, and the ability to update and expand product lines. Most, if not all, of the companies with which the Company will compete, have significantly greater management, marketing, and creative and financial resources. Management believes that the larger, established nutritional companies do not enjoy the same advantage in the "niche" markets in the industry, due to their traditional approach to the market.

EMPLOYEES

     The Company presently has no employees, but uses its officers and directors, and certain clerical staff on an "as needed" basis. As the Company's business grows, the Company anticipates that it will need to employ several salaried clerical staff, and sales personnel, who will be paid on a commission basis.

COMPETITIVE ADVANTAGES

     The Company believes that it may have several important competitive advantages in the nutritional supplement industry, especially because all of the Company's formulas will be not only of a superior "pharmaceutical-grade" quality, but also they will be an integral part of complete health and nutritional programs. This approach takes much of the guess-work away from the consumer. Each of the Company's natural formulas and nutritional supplements will be packaged within a specific health program intended to both compliment and supplement each other. All other competitors simply sell random individual products that may counteract the effectiveness of other individual products, an approach which the Company hopes to avoid.

MANAGEMENT/PERSONNEL.

     The Company believes that a key component of its success will be the experience and dedication of its executive officers. The Company's executive management has been involved in fitness and health promotion on a personal basis for more than 20 years. Moreover, the Company principals have enjoyed a long, close relationship as brothers and with others affiliated with the natural medicine and nutritional supplement industries.

GEOGRAPHIC DIVERSIFICATION.

     The Company seeks to distribute its natural herbals and nutritional supplements throughout the world.

GROWTH STRATEGY

     The Company intends to continue to pursue growth opportunities by capitalizing upon the ever-increasing demand for effective natural herbals and nutritional supplements throughout the world.

OPERATIONS

         A. ORGANIZATION

         ZURICKIRCH CORP. is based in Holladay, Utah, and ZuricKirch intends to branch out from there. Utah is the ideal location for establishing a strong customer base due to its demographically high interest in health and well-being. Because many leaders in the field of nutritional technology are situated in Utah, and since we expect the interest to continue to grow in the nutritional supplements area, we believe we are well situated to be able to take advantage of future innovations and trends that will take place in this industry. Modest, well-located premises with the latest infrastructure technologies will be secured for the operation.

         B. PRINCIPAL

         The principal of ZURICKIRCH has the requisite health and nutritional experience gained in medical and pharmaceutical ventures dating back to 1994, including management positions in marketing, business development, and corporate finance.

         John Chris Kirch, 43 years of age, Chief Executive Officer and President of

ZURICKIRCH, has industry experience dating back to 1994 when he was a founding member of ABT Global Pharmaceutical Corp. a.k.a. Pharmaprint, Inc., the well-known original creator of Centrum Herbals. At inception, Mr. Kirch was responsible for many functions as its Director of Planning (which included steering, marketing, sales, business development, strategic partner development and assisting in corporate finance and funding). See "Management."

INTELLECTUAL PROPERTY

         ZURICKIRCH CORP. currently has no intellectual or proprietary property.

ENVIRONMENTAL MATTERS

         The Company believes it is in material compliance with all relevant federal, state, and local environmental regulations and does not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

EMPLOYEES AND LABOR RELATIONS

         Currently, the Company does not have any employees.


                          LEGAL PROCEEDINGS

         From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are currently not party to any material legal proceeding.

                       RESEARCH AND DEVELOPMENT

         Other than the principals personal research and development of product formulations the Company has not undertaken any research or development initiatives as of this date. It will be necessary to retain and employ additional individuals to assist in the development additional product formulations in the future. The description of the use of proceeds is given below.

                              PROPERTIES

         Our executive offices are located at 3945 South Wasatch Blvd. Suite #282, Holladay, Utah 84124. The telephone number is (801) 574-8000 and facsimile number is (801) 272-1000. The registered and records office of the Company is located at 3960 Howard Hughes Parkway, Fifth Floor, Las Vegas, Nevada, 89109. The executive office is currently being given to the company at no charge during this development stage by our President and as such there are no leases in place. Until such time as it becomes necessary to hire staff, the Company does not intend on leasing any further space.

                         GOVERNMENTAL MATTERS

         Except for usual and customary business and tax licenses and permits, and the licenses and permits described elsewhere herein, no governmental approval is required for the principal products/services of Company, nor does Company know of any existing or probable governmental regulations affecting the Company's activities.

                              MANAGEMENT


EXECUTIVE OFFICERS AND DIRECTORS

         The following are the names and addresses of the directors and officers of ZURICKIRCH, their positions and offices with the Company and their principal occupations during the last five years.

Name and
Municipality of Residence     Office Held         Principal Occupation
-------------------------     -----------          --------------------

John Chris Kirch              President;           May 1997 to present -
Salt Lake City, Utah          Chairman & CEO       President & Director of
                              and Director         ZURICKIRCH Corp.

                                                   January 1998 to July 2000 -
                                                   Chairman & Director of
                                                   Txon Int. Dev. Corp.

                                                   January 1997 to May 1998
                                                   Vice Chairman of Weston
                                                   Hotels and Properties, Inc.

                                                   April 1994 to December
                                                   1996 Director of Planning
                                                   for ABT Global
                                                   Pharmaceutical Corp.
                                                   a.k.a. Pharmaprint, Inc.

Jay W. Kirch                   Secretary;          March 2000 to present
                               Secretary &         Director of ZURICKIRCH
                               Director            CORP. May 1987 to March
                                                   2000 has been in Commercial
                                                   Real Estate development
                                                   Providing construction
                                                   management services to
                                                   various corporations
                                                   throughout Western United
                                                   States.

    The following is a brief, but more detailed, description of the background of the key management and directors of ZURICKIRCH:

      John Chris Kirch


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

         The Company has two Directors and Officers (who are brothers)as follows:

Name                     Age              Positions/Offices Held
------                   ---              ----------------------

John Chris Kirch          43              Chairman, President, Director

Jay W. Kirch              41              Director, Secretary, Treasurer,

     There are no agreements or understandings for any officer of director to resign at the request of another person and the above-named officers and directors are not acting on behalf of, nor will they act at the direction of other person.

     Set forth below are summaries of the business experience of the Directors and Officers of the Company for at least the last five years:

     John Chris Kirch, Chairman of the Board, President, and Director. Mr. Kirch Age 43, was an original director and officer of the Company from its inception in May of 1997, and serves again as an officer and director since the Company's reinstatement in March 2000.

     Prior to reinstatement of this company Mr. Kirch had been Chairman of Txon International Development Corporation for the past two years since its inception in January of 1998. This company specialized in providing building and construction services to expanding corporations. Mr. Kirch's main role in this Company was to facilitate the company's funding needs and promotional requirements until his resignation in June 2000.

     Beginning in January of 1997, Mr. Kirch spent time working on business expansion plans with Weston Hotels and Properties, Inc., and Weston Caribbean Corp. the original name of this Company until May of 1998 when due to lack of funding Mr. Kirch ceased pursuing both Weston Hotels and properties, Inc. and Weston Caribbean Corp. During this time there was also an overlapping period from January 1998 to May 1998 when Mr. Kirch served as an Officer and Director of both of the Weston Companies and Txon International Development Corporation.

     From April of 1994 to December of 1996 Mr. Kirch was a cofounder and director of planning ABT Global Pharmaceutical Corporation. His specific role in this start up and development stage company was to prepare its initial business plan and arrange for start-up funding for the corporation through a private placement offering.

     Jay W. Kirch, Secretary/Treasurer of the Corporation. Mr. Kirch has been a director since March 1, 2000.

     Prior to becoming an officer and Director of this Company, Mr. Jay W. Kirch has had multi-disciplined professional expertise which stems from his own business as a managing engineer in the building, development, and construction industry for over 13 years. Since 1987, as a contract manager, he has facilitated the start-up marketing, accounting, financial reporting and daily operation of an entrepreneurial business, which has provided project development and management services through-out the Western United States.

     Mr. Jay W. Kirch has provided management services for local and national corporate clients, while developing interpersonal networks to expedite contract demands. He has specialized in analyzing feasibility studies with long-term investment planning for capital projects, as well as responsibility for stewardship of schedules, budgets, and reporting. Mr. Kirch has served many times as a key liaison for planned residential developments with supporting infrastructure, and utilities management.

     The term of office for each Director is one year, or until his successor is elected and qualified at the Company's annual meeting of Shareholders, subject to ratification by the Shareholders. The term of office for each Officer is one year or until a successor is elected and qualified and is subject to removal by the Board.

     No Officer or Director of the Company has been the subject of any Order, Judgment, or Decree of any court of competent jurisdiction, of any regulatory agency enjoining him from acting as an investment advisor, underwriter, broker, or dealer in the securities, or as an affiliated person, director, or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with the purchase or sale of any securities nor has any person been the subject of any order of a state authority barring or suspending for more than sixty days, the right of such person to be engaged in such activities or to be associated with such activities. No Officer or Director of the Company has been convicted in any criminal proceedings (excluding traffic violations) or the subject of a criminal proceeding which is presently pending.

                COMPENSATION OF DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

     Mr. John Chris Kirch and Jay W. Kirch have not received, nor are they projected to receive, any compensation for their services, including their capacities as Directors, other than the issuance of the Company's Common Stock as set forth in this document. Should the Company become profitable and produce commensurate cash flows from operations and/or through the sale of strategic investments, there may be some level of compensation paid to them, however, this will be subject to approval by the Company's Board of Directors. It is the responsibility of the Company's Officers and its Board of Directors to determine the timing of any remuneration for key personnel. Such determination and timing thereof will be based upon such factors as positive cash flow to include equity sales, operating cash flows, capital requirements, and a positive cash flow balance in excess of $12,500 per month. At the time cash flow reaches this point, and appears to be sustainable, the Officers and Board of Directors will again address the compensation of its key personnel and set forth a more formal and complete plan for remuneration in line with operations of the Company. At present, the Company`s management cannot accurately estimate the point when revenues and operating cash flows will be sufficient enough to implement this compensation plan, nor are they able to estimate the exact amount of compensation at this time. There are no annuity, pension, or retirement benefits proposed to be paid to Officers, Directors, or employees of the Company in the event of retirement at normal date pursuant to any presently existing plan provided or contributed to by the Company, or any of its subsidiaries, if any.


BOARD COMMITTEES

     The Company's board of directors has periodically met (or acted through unanimous written consent) since the date of incorporation. The Company currently has no Board committees.

CERTAIN TRANSACTIONS

      In June 1997 and again in June of 2000, the Company raised $124,000 in private placement transactions through the sale of 895,000 shares of its Common Stock to the OM (Offering Memorandum) Security Holders. The Company has agreed to allow OM Security Holders to offer to sell the 895,000 Shares in this Offering. If applicable, the registration period shall commence immediately after the effective date of this registration statement and will expire on the first to occur of three years from the effective date or when the OM Security Holders are able to otherwise sell such amount of shares under Rule 144 promulgated under the Securities Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Not Applicable.

CONFLICTS

      Except as disclosed herein, there are no material interests, direct or indirect, of directors, senior officers or any shareholders who beneficially own, directly or indirectly, more than 10% of the outstanding ZURICKIRCH Shares or any known associates or affiliates of such persons, in any transaction since incorporation or in any proposed transaction which has materially affected or would materially affect ZURICKIRCH.

     The directors of ZURICKIRCH in the future may be engaged in other projects. Conflicts of interest, if any, which may arise will be subject to, and governed by, procedures prescribed by the corporate by-laws, which require a director or officer of a corporation who is a party to, who is a director or an officer of, or who has a material interest with any person who is a party to, a material contract or proposed material contract with the corporation, to disclose his interest and, in the case of directors, to refrain from voting on any matter in respect of such contract unless otherwise permitted under the corporate by-laws.

OPTION GRANTS IN LAST FISCAL YEAR

      ZURICKIRCH has not granted any options prior to the date of this offering.

INDEBTEDNESS OF ZURICKIRCH'S DIRECTORS AND SENIOR OFFICERS

         Since incorporation, no indebtedness has been incurred nor does any indebtedness currently exist between ZURICKIRCH and the directors or officers of ZURICKIRCH CORP. or any of their associates or affiliates.

                        EMPLOYMENT AGREEMENTS

         There are no employment agreements between the Issuer and its officers or directors.

                       2000 PRIVATE PLACEMENTS

         On June 15, 2000, the Company completed the sale, in a private placement, of 435,000 Shares of Common Stock for $0.10 per share to OM Security Holders, for which the Company received proceeds of $45,000.00. A portion of the proceeds from this sale will be used to finance the expenses associated with this Offering. These 435,000 shares are included and accounted for in the shares registered hereunder.


                     DESCRIPTION OF CAPITAL STOCK

General

         As of the date of this Prospectus, ZURICKIRCH is authorized to issue 50,000,000 shares of Common Stock with a par value of $.001 (the "ZURICKIRCH Shares"). There are 4,895,000 shares of Common Stock issued and outstanding. All shares when issued will be fully paid and non-assessable. In connection with this Offering, the board of directors has authorized the issuance of up to 1,000,000 Shares to be issued to new investors.

         The following is a general description of the material rights, privileges, restrictions and conditions attached to each class of shares:

         Subject to the provisions of the Nevada Corporations Code, the holders of the ZURICKIRCH Shares are entitled to receive notice of, to attend and vote at all meetings of the shareholders of ZURICKIRCH (other than meetings of a class or series of shares other than the ZURICKIRCH Shares as such) and are entitled to one vote for each ZURICKIRCH Share held, except as required by law.

         Subject to the payment of preferred rights attaching to any other class or series of shares of ZURICKIRCH, the holders of the ZURICKIRCH Shares are entitled to receive, if, as and when declared by the directors of ZURICKIRCH, dividends in such amount and payable on such date as may be determined from time to time by the directors of ZURICKIRCH. Subject to the preferential rights attaching to any other class or series of shares of ZURICKIRCH, if any, on the liquidation, dissolution or winding-up of ZURICKIRCH, or any other distribution of the assets of ZURICKIRCH among its shareholders for the purpose of winding-up its affairs, the holders of the ZURICKIRCH Shares shall be entitled to share, on a per share basis, the remaining property and assets of ZURICKIRCH.

Dividends

         Holders of Common Stock will be entitled to receive, when, as and if declared by the board of directors out of legally available funds, cash dividends. The Common Stock will not have priority as to dividends over any other series or class of the Company's stock that ranks senior as to dividends to the Common Stock.

Voting Rights

         Holders of Common Stock shall have the right to one vote per share upon all matters presented for the vote of holders of the Common Stock.

          ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF NEVADA LAW.

         Upon the closing of this Offering, we will be subject to the provisions of Section 438 of the Nevada General Corporation Law. Subject to specific exceptions, Section 438 prohibits a publicly-held Nevada corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction in which such stockholder became an "interested stockholder" is approved by the board of directors prior to the date the "interested stockholder" attained that status;

         "Business combinations" include mergers, acquisitions, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. The restrictions in this statute could prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts with respect to the Company and, therefore, may discourage attempts to acquire us.

Limitations On Liability and Indemnification of Directors and Officers

         Our Articles of incorporation contains the following provision with respect to indemnification of our directors and officers:

         The personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by the provisions of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended or supplemented.

         This provision does not eliminate or limit the liability of a director for violating the following:

* duty of loyalty (which includes a director's obligation to refrain from self dealing with ZURICKIRCH improperly competing with ZURICKIRCH or usurping ZURICKIRCH' opportunities);

*     failing to act in good faith;

*     engaging in intentional misconduct or knowingly violating a law;  or

* participating in the payment of a dividend or a stock repurchase or redemption for himself.

         This provision does not affect any director's liability under federal securities laws or the availability of equitable remedies such as an injunction or rescission for breach of fiduciary duty.

         The Company intends to purchase directors' liability insurance for its officers and director at such time as the Company has funds to do so. However, there can be no assurance that such insurance will be available to the Company at commercially reasonable terms, or at all.

Authorized but Unissued Shares

         The Company's authorized but unissued shares of Common Stock are available for future issuance without stockholder approval. The Company may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.


                         SELLING SHAREHOLDERS

         An aggregate of 4,895,000 Shares of Common Stock may be offered for resale by the Selling Security Holders. See "The Offering." These Shares of Common Stock include shares issued to the OM Security Holders pursuant to a private placement of shares consummated in June 1, 1997, and June 15, 2000.

         There are no material relationships between any of the Selling Shareholders and the Company or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years.

              TRANSFER AGENT AND REGISTRAR OF ZURICKIRCH

         The Company is currently acting as its own transfer agent and registrar. However, the Company will contract with an outside, independent transfer agent immediately upon completion of this registration.

                 MARKET FOR TRADING ZURICKIRCH SHARES

         The shares of ZURICKIRCH are not listed on any exchange and there is currently no market for its shares.

                   SHARES ELIGIBLE FOR FUTURE SALE

         Currently, ZURICKIRCH has 4,895,000 shares of Common Stock outstanding, and the Company intends to issue another 1,000,000 shares. All are intended to be registered pursuant to this registration statement and the 1,000,000 new shares to be issued will be freely transferable without restriction or further registration under the Securities Act.

         The outstanding shares of Common Stock are "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and as such may only be sold pursuant to an effective registration statement under the Securities Act, or in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act.

         In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then-outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates may sell unrestricted securities in compliance with Rule 144 subject to the holding period requirement. A person who is not an affiliate, who has not been an affiliate within three months prior to sale, and who has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         Prior to this registration, there has been no public trading market for the Common Stock and we cannot predict the effect, if any, that public sales of shares of Common Stock or the availability of shares for sale will have on the market prices of the Common Stock. Nevertheless, the possibility that a substantial amount of Common Stock may be sold in the public market may adversely affect prevailing market prices and could impair our ability to raise capital through the sale of its equity securities.

                         PLAN OF DISTRIBUTION

         The Selling Security Holders (or pledgees, donees, transferees or successors in interest) may sell all or a portion of the respective Secondary Shares held by them from time to time while the registration statement of which this Prospectus is a part remains effective. The aggregate proceeds to the Selling Security Holders from the sale of the respective Secondary Shares offered by the Selling Security Holders hereby will be the prices at which such securities are sold, less any commissions. There is no assurance that the Selling Security Holders will sell any or all of the Secondary Shares offered hereby.

         Through its officers and directors the 1,000,000 Shares being offered in this Offering are being sold directly by the Company and without an underwriter. The Company intends to market the 1,000,000 Shares through general advertising medium but only in those states where the Offering is authorized.

         The Company intends to list its securities on the NASD OTC Bulletin Board and if it is successful, the Shares may be sold in transactions on the NASD OTC Bulletin Board, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices or through the writing of options on the Secondary Shares. The Selling Security Holders may elect to engage a broker or dealer to effect sales in one or more of the following transactions:

         (a) block trades in which the broker or dealer so engaged will attempt to sell the Secondary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and

         (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Security Holders in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such Secondary Shares, from such purchaser). Broker-dealers may agree with the Selling Security Holders to sell a specified number of such Secondary Shares, at a stipulated price per share. To the extent that such broker-dealer is unable to sell all of the shares, it may, as agent for the Selling Security Holders, purchase the unsold shares as principal at the price required to fulfill the broker-dealer's commitment to the Selling Security Holders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transaction and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, or otherwise on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions, and in connection with such resales, may pay to, or receive from, the purchasers of such shares, commissions as described above.

         The Selling Security Holders and any broker-dealers or agents who participate in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         The Company will not pay any expenses related to the sale of such securities to the public.

         The Selling Security Holders have been advised that during the time they are engaged in "distribution" (as defined under Regulation M under the Securities Exchange Act of 1934, as amended) of the securities covered by this Prospectus, they must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant thereto: (i) shall not engage in any stabilization activity in connection with the Company's securities; and (ii) shall not bid for or purchase any securities of the Company or attempt to include any person to purchase any of the Company's securities other than as permitted under the Securities Exchange Act of 1934, as amended. Any Selling Security Holders who are "affiliated purchasers" of the Company, as defined in Regulation M, have been further advised that they and their affiliates must coordinate their sales under this Prospectus and otherwise with the Company and any other "affiliated purchasers" of the Company for purposes of Regulation M. The Selling Security Holders selling shares must also furnish each broker through which their securities are sold copies of this Prospectus.

                            LEGAL MATTERS

         The validity of the shares of Common Stock offered by this Prospectus will be passed upon for us by Amy L. Clayton, Esq., Salt Lake City, Utah.

                               EXPERTS

         The financial statements and schedules audited by Andersen, Andersen & Strong, L.C. have been included in reliance on their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in note 4 to the consolidated financial statements) given their authority as experts in accounting and auditing.

                 WHERE YOU CAN FIND MORE INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2, including exhibits, schedules and amendments to that registration statement, under the Securities Act of 1933 with respect to the shares of Common Stock to be sold in this Offering. This Prospectus does not contain all the information included in our Registration Statement. For further information with respect to us and the shares of Common Stock to be sold in this Offering, we refer you to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we refer you to the copy of that contract, agreement or other document to the extent filed as an exhibit to the Registration Statement.

         You may read and copy all or any portion of the Registration Statement or any other information we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings, including the Registration Statement, are also available to you over the Internet on the Securities and Exchange Commission's Web site located at http://www.sec.gov. As a result of this Offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Upon approval of the Common Stock for quotation on the Nasdaq SmallCap Market those reports, proxy statements and other information may also be inspected at the offices of [Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.



              TABLE OF CONTENTS OF FINANCIAL INFORMATION


  Auditor's Report of ZURICKIRCH CORP.

  Audited Consolidated Financial Statements of ZURICKIRCH CORP.

  Notes to Financial Statements of ZURICKIRCH CORP.

                         ZURICKIRCH  CORP.

                   FINANCIAL STATEMENTS AND REPORT

             OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                 May 31, 2000,  and  December 31, 1999

ANDERSON, ANDERSON & STRONG, L.C.                       941 East 3300 South
-----------------------------------------------------   Suite 202
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS   Salt Lake City, Utah
                                                        84016
                                                        Telephone 801-486-0096

Board of Directors
ZuricKirch Corp.
Salt Lake City, Utah

          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheets of ZuricKirch Corp. (development stage company) at May 31, 2000, and December 31, 1999 and the related statement of operations, stockholders' equity, and cash flows for the five months ended May 31, 2000 and the years ended December 31, 1999, and 1998 and the period from May 9, 1997 (date of inception) to May 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZuricKirch Corp. at May 31, 2000 and December 31, 1999 , and the results of operations, and cash flows for the five months ended May 31, 2000 and the years ended December 31, 1999, and 1998 and the period from May 9, 1997 (date of inception) to May 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note
4. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anderson, Anderson & Strong
June 23, 2000
Salt Lake City, Utah

                          ZURICKIRCH  CORP.
                            BALANCE SHEETS
                  May 31, 2000 and December 31, 1999

==============================================================================


                                                       May 31,      Dec 31,
                                                        2000         1999
                                                   ------------- -------------
ASSETS

CURRENT ASSETS

 Cash                                              $     16,039  $         -
                                                   ------------- -------------

   Total Current Assets                            $     16,039  $         -
                                                   ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

 Accounts payable                                  $      1,800  $         -
                                                   ------------- -------------

   Total Current Liabilities                              1,800            -
                                                   ------------- -------------

STOCKHOLDERS' EQUITY

 Preferred stock
   10,000,000 shares authorized at $0.001 par
   value; none outstanding                                    -            -
 Common stock
   50,000,000 shares authorized at $0.001 par
   value; 4,795,000 issued and outstanding on
   May 31, 2000;  4,460,000 on December 31, 1999          4,795        4,460

 Capital in excess of par value                         128,495       95,240

 Accumulated deficit during  the development stage     (119,051)     (99,700)
                                                   ------------- -------------

   Total Stockholders' Equity                            14,239            -
                                                   ------------- -------------

                                                   $     16,039  $         -
                                                   ============= =============


 The accompanying notes are an integral part of these financial statements.

                          ZURICKIRCH  CORP.
                        STATEMENT OF OPERATIONS
           For the Five Months Ended May 31, 2000 and the
              Years Ended December 31, 1999,  and 1998
    and the period May 9, 1997 (date of inception) to May 31, 2000

============================================================================

                                                                 Period
                           May 31,       Dec. 31,    Dec. 31     May 9,1997 to
                             2000          1999        1998      May 31, 2000
                         ------------- ------------ ------------ -------------

REVENUES                 $          -  $         -  $         -  $          -

EXPENSES                       19,351            -       17,297       119,051
                         ------------- ------------ ------------ -------------

NET LOSS                 $    (19,351) $         -  $   (17,297) $   (119,051)
                         ============= ============ ============ =============


NET LOSS PER COMMON
 SHARE

  Basic                  $          -  $         -  $         -
                         ------------- ------------ ------------
AVERAGE OUTSTANDING
   SHARES

   Basic                    4,460,000    4,460,000    4,000,000
                         ------------- ------------ ------------



 The accompanying notes are an integral part of these financial statements.

                          ZURICKIRCH  CORP.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
       Period May 9, 1997 (date of inception) to May 31, 2000

============================================================================

                                                    Capital in
                                Common Stock        Excess of    Accumulated
                             Shares       Amount    Par Value    Deficit
                         ------------- ------------ ------------ -------------
Balance May 9, 1997
 (date of inception)                -  $         -  $         -  $          -

Issuance of common stock
 for cash and services
 at $.001 - May  9, 1997    4,000,000        4,000            -             -

Issuance of common stock
 for cash at $1.00 -
 June 5, 1997                  50,000           50       49,950             -

Issuance of common stock
 for cash at $.86 -
 June 5, 1997                   9,000            9        7,691             -

Issuance of common stock
 for cash at $1.00 -
 July 28, 1997                  1,000            1          999             -

Issuance of common stock
 for cash at $.10 December
 1, 1997                      300,000          300       29,700             -

Net operating loss for the
 period ended December 31,
 1997                               -            -            -       (82,403)

Issuance of common stock
 for cash at $.07 -
 February 3, 1998             100,000          100        6,900             -

Net operating loss for
 the year ended
 December 31, 1998                  -            -            -       (17,297)

Net operating loss for
 the year ended
 December 31, 1999                  -            -            -             -

                         ------------- ------------ ------------ -------------

Balance December 31, 1999   4,460,000        4,460       95,240       (99,700)

Issuance of common stock
 for cash at $.10 -
 May 31, 2000                 335,000          335       33,165             -

Contribution to capital             -            -           90             -

Net operating loss for
 the five months ended
 May 31, 2000                       -            -            -       (19,351)
                         ------------- ------------ ------------ -------------

Balance May 31, 2000        4,795,000  $     4,795  $   128,495  $   (119,051)
                         ============= ============ ============ =============



 The accompanying notes are an integral part of these financial statements.

                          ZURICKIRCH  CORP.
                        STATEMENT OF CASH FLOWS
              For the Five Months Ended May 31, 2000 and
            the Years Ended December 31, 1999,  and 1998,
    and the period May 9, 1997 (date of inception) to May 31, 2000

===========================================================================



                                                                 Period
                           May 31,       Dec. 31,    Dec. 31     May 9,1997 to
                             2000          1999        1998      May 31, 2000
                         ------------- ------------ ------------ -------------
CASH FLOWS FROM
 OPERATING ACTIVITIES

 Net loss                $    (19,351) $         -  $   (17,297)     (119,051)

 Adjustments to reconcile
  net loss to net cash
  provided by operating
  activities

   Changes in accounts
    payable                     1,800            -            -         1,800

   Common capital stock
    issued for services             -            -            -         1,030
                         ------------- ------------ ------------ -------------
     Net Cash From (Used)
      in Operations          ( 17,551)           -      (17,297)     (116,221)
                         ------------- ------------ ------------ -------------
CASH FLOWS FROM INVESTING
 ACTIVITIES
                                    -            -            -             -
                         ------------- ------------ ------------ -------------
CASH FLOWS FROM FINANCING
 ACTIVITIES

 Proceeds from issuance
   of common stock             33,590            -        7,000       132,260
                         ------------- ------------ ------------ -------------
 Net Increase (Decrease)
  in Cash                      16,039            -      (10,297)       16,039

 Cash at Beginning of
  Period                            -            -       10,297             -
                         ------------- ------------ ------------ -------------

 Cash at End of Period   $     16,039  $         -  $         -  $     16,039
                         ============= ============ ============ =============

NON CASH FLOWS FROM
 OPERATING ACTIVITIES

   Issuance of 1,030,000 common shares for services - 1997      $   1,030
                                                                ---------


 The accompanying notes are an integral part of these financial statements.

                          ZURICKIRCH  CORP.
                    NOTES TO FINANCIAL STATEMENTS
===========================================================================


1.  ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on May 9, 1997 with authorized common stock of 50,000,000 shares with a par value of $.001 and preferred stock of 10,000,000 shares with a par value of $.001 with the name "Weston Caribbean Corp". On March 9, 2000 the name was changed to "Zuric Kirch Acquisitions, Inc." and on April 17, 2000 to "ZuricKirch Corp."

The Company has been in the business of the development of resort properties in the Caribbean however during 1998 the business purpose was changed to the health products industry.

The Company is in the development stage.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------

On May 31, 2000, the Company had a net operating loss carry forward of $119,051. The tax benefit from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is
undeterminable since the Company has no operations.   The loss carryover
expires in the years from 2013 through 2021.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding, after the stock split. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

                          ZURICKIRCH  CORP.
              NOTES TO FINANCIAL STATEMENTS - continued
============================================================================

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity on February 29, 1999.

Recent Accounting Pronouncements
--------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Financial Instruments
---------------------

The carrying amounts of financial instruments is considered by management to be their estimated fair values.

3.  RELATED PARTY TRANSACTIONS

Related parties have acquired 81% of the common stock issued by the Company.

4.  GOING CONCERN

The Company intends to further develop an interest in the health care product field, however, there is insufficient working capital for its future planned activity.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term debt which will enable the Company to conduct operations for the coming year.

There can be no assurance that they may be successful in this effort.

5.  SUBSEQUENT EVENTS

During June 2000 the Company issued 100,000 common shares for cash of $10,000.

======================================================
PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION
CONTAINED IN THIS PROSPECTUS. ZURICKIRCH CORP. HAS
NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS
WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS
PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN
OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE
THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION
CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE
DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE
DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE
SECURITIES.

NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE
UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE COMMON
STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS
IN ANY OF THESE JURISDICTIONS. PERSONS WHO COME INTO
POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE
THE US AND CANADA ARE REQUIRED TO INFORM THEMSELVES ABOUT
AND TO OBSERVE THE RESTRICTIONS OF THAT JURISDICTION
RELATED TO THIS OFFERING AND THE DISTRIBUTION OF THIS
PROSPECTUS.
                   ------------------

Dealer Prospectus Delivery Obligation:

Until August 1, 2000 (25 days after the date of this Prospectus), all dealers that buy, sell or trade these shares of Common Stock, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===========================================================================

                                5,895,000 SHARES



                                 ZURICKIRCH CORP.

                                  COMMON STOCK



                              ____________________

                                   PROSPECTUS
                              ____________________




                                 August 1, 2000

============================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table indicates the expenses to be incurred in connection with the Offering described in this Registration Statement, all of which will be paid by the Company. All amounts are estimates, other than the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. fee and the [Nasdaq] listing fee.

    Securities and Exchange Commission registration fee........... $     26.40
    National Association of Securities Dealers, Inc. fee.......... $   1000.00
    Accounting fees and expenses.................................. $   2000.00
    Legal fees ................................................... $   3000.00
    Director and officer insurance expenses....................... $   1000.00
    Printing and engraving ....................................... $   1000.00
    Transfer agent and registrar fees and......................... $      0.00
    Blue Sky fees and expenses (including counsel fees)........... $   1000.00
    Miscellaneous expenses........................................ $    973.60

               Total.............................................. $ 10,000.00


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article X of the Company's By-Laws, contain the following provisions with respect to the indemnification of directors of the Company:

     SECTION 1. Action Against Party Because of Corporate Position. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. Action by or in the Right of Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees inclusive of any appeal) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction (the "Court") in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

         Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

         The Company's By-laws do not contain any specific provisions with respect to the indemnification of directors, officers and authorized representatives:

        The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada. It is the intention of the Board of Directors to amend the by-laws as soon as possible.

         The Nevada Revised Corporate and Securities Statutes also contain provisions entitling directors and officers of the corporation to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the corporation (or, at the request of the corporation, a director or officer of another corporation or other enterprise); provided the officers or directors acted in good faith. The corporation also may obtain an insurance policy which will cover officers and directors for any liability arising out of their actions in such capacity.

       The foregoing do not and will not eliminate or limit the liability of a director for violating his duty of loyalty (which includes the obligation of a director of the corporation to refrain from self-dealing with respect to the corporation, improperly competing with the corporation or usurping corporation opportunities), failing to act in good faith, engaging in intentional misconduct or knowingly violating a law or participating in the payment of a dividend or a stock repurchase or redemption for himself. The foregoing also do not and will not affect any director's liability under federal securities laws or the availability of equitable remedies such as an injunction or rescission for breach of fiduciary duty.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)  EXHIBITS

Exhibit
Number              Description

3.1(a)              Articles of Incorporation
3.2(a)              By-laws
5.                  Opinion of Amy L. Clayton, Esq.
23.1                Consent of Andersen, Andersen & Strong, L.C.
23.2                Consent of Amy L. Clayton, Esq.(included with Exhibit 5)
24.                 Power of attorney (included on the Signature Page).
 -------------------------------

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i)     To include any Prospectus required
                                  by section 10(a)(3) of the Securities Act of 1933;

                                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.


                              SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorize this registration statement to be signed on our behalf by the undersigned, on August 1, 2000.


                                   ZURICKIRCH CORP.

                                   By: /s/ John Chris Kirch
                                       ---------------------------
                                       John Chris Kirch, President,
                                       Chief Executive Officer

                                   By: /s/ Jay W. Kirch
                                       ---------------------------
                                       Jay W. Kirch, Secretary, Director

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of ZURICKIRCH CORP., hereby severally constitute and appoint John Chris Kirch and Jay W. Kirch, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and all documents in connection thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



NAME                       TITLE                            DATE


/s/ John Chris Kirch        President, Chief Executive      August 1, 2000
----------------------      Officer, and Director


/s/ Jay W. Kirch            Secretary and Director          August 1, 2000
-----------------------



Exhibit Index


3.1(a)              Articles of Incorporation
3.2(a)              By-laws
5.                  Opinion of Amy L. Clayton, Esq.
23.1                Consent of Andersen, Andersen & Strong, L.C.
23.2                Consent of Amy L. Anderson, Esq. (included with Exhibit 5)
24.                 Power of attorney (included on the Signature Page).